As filed with the Securities and Exchange Commission on October 23, 2001
                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  _____________

                            HERSHEY FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                        23-0691590
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                              100 CRYSTAL A DRIVE
                           HERSHEY, PENNSYLVANIA 17033
    (Address, including zip code of registrant's principal executive office)
                                  _____________

                            HERSHEY FOODS CORPORATION
                    2001 NONQUALIFIED STOCK OPTION AGREEMENT
                            (Full title of the plan)
                                  _____________

                              ROBERT M. REESE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            HERSHEY FOODS CORPORATION

                               100 CRYSTAL A DRIVE
                           HERSHEY, PENNSYLVANIA 17033
                                 (717) 534-6799
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             THOMAS P. DESMOND, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                                  _____________

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
  TITLE OF SECURITIES         AMOUNT TO             PROPOSED MAXIMUM              PROPOSED MAXIMUM             AMOUNT OF
  TO BE REGISTERED(1)      BE REGISTERED(2)   OFFERING PRICE PER SHARE(3)   AGGREGATE OFFERING PRICE(3)   REGISTRATION FEE(3)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.00 per share                230,700                   $64.65                     $14,914,755                $3,728.69
=============================================================================================================================

(1) The Registrant is also registering preferred stock purchase rights which are evidenced by the certificate for the Common Stock being registered in the ratio of one right for each share of Common Stock. As no additional consideration will be received for the rights, no registration fee is required with respect to them under Rule 457(i).

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Hershey Foods Corporation 2001 Nonqualified Stock Option Agreement with Richard H. Lenny (the "Agreement") as the result of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise pursuant to Rule 416(a).

(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been based on the price at which the option may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

NOTE: The documents containing the information specified in this Part I have or will be sent or given to Richard H. Lenny as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of the Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by the Registrant are incorporated in this Registration Statement by reference:

          (a) Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2001 and July 1, 2001 (File No. 001-00183);

          (b) Current Report on Form 8-K dated March 12, 2001 (File No. 001-00183);

          (c) The description of Registrant's Common Stock contained on pages A-4 and A-26 to A-28 of Exhibit 13 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997; and

          (d) The description of the Registrant's rights to purchase Series A Participating Preferred Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 15, 2000 (File No. 001-00183).

     All documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     By-Laws; Delaware Law. Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

     Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the By-laws of the Corporation provides that the Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL, any person who is, was or is threatened to be made a party to any proceeding (including any pending, threatened or completed civil or criminal action, suit, arbitration, alternate dispute resolution mechanism, investigation or administrative hearing) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, in such capacity for another enterprise. The Corporation will pay in advance of final disposition all expenses incurred by a director in defending a proceeding which is subject to indemnification. The Corporation has the burden of proving that a director was not entitled to indemnification.

     Insurance. The Corporation's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Restated Certificate of Incorporation, as amended, of Hershey Foods Corporation (incorporated by reference from Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended April 3, 1988).

     4.2 By-Laws, as amended and restated, of Hershey Foods Corporation (incorporated by reference from Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

     4.3 Hershey Foods Corporation 2001 Nonqualified Stock Option Agreement with Richard H. Lenny (incorporated by reference from Exhibit A-2 to
          Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2001).

     4.4 Stockholder Protection Rights Agreement between Hershey Foods Corporation and Mellon Investor Services LLC, as Rights Agent, dated December 14, 2000 (incorporated by reference from Exhibit 4.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

     5.1 Opinion of Robert M. Reese regarding the legality of the Common Stock, par value $1.00 per share, to be issued upon exercise of options issued under the Agreement.

     23.1 Consent of Andersen LLP.

     23.2 Consent of Robert M. Reese (included in Exhibit 5.1).

     24.1 Powers of Attorney (included on the signature pages of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Derry, County of Dauphin, State of Pennsylvania, on this 22nd day of October, 2001.

                                       Hershey Foods Corporation


                                       By: /s/ R.H. Lenny
                                           --------------------------------
                                           R.H. Lenny
                                           President and Chief Executive Officer


                                       By: /s/ F. Cerminara
                                           --------------------------------
                                           F. Cerminara
                                           Senior Vice President and
                                           Chief Financial Officer

     We, the undersigned officers and directors of Hershey Foods Corporation, and each of us, do hereby constitute and appoint each and any of R.H. Lenny and
F. Cerminara our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth below on this 22nd day of October, 2001.

             Name                                    Title
             ----                                    -----


/s/ K.L. Wolfe                              Chairman of the Board
------------------------------
K.L. Wolfe


/s/ R. H. Lenny                 President, Chief Executive Officer and Director
------------------------------
R. H. Lenny


/s/ F. Cerminara               Senior Vice President and Chief Financial Officer
------------------------------
F. Cerminara


/s/ D.W. Tacka                           Chief Accounting Officer
------------------------------
D.W. Tacka


/s/ C.M. Evarts, M.D.                            Director
------------------------------
C.M. Evarts, M.D.


/s/ B.G. Hill                                    Director
------------------------------
B.G. Hill

             Name                                    Title
             ----                                    -----


/s/ M.J. McDonald                                Director
------------------------------
M.J. McDonald


/s/ J.M. Pietruski                               Director
------------------------------
J.M. Pietruski

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 ------   ----------------------

   4.1 Restated Certificate of Incorporation, as amended, of Hershey Foods Corporation (incorporated by reference from Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended April 3, 1988).

   4.2 By-Laws, as amended and restated, of Hershey Foods Corporation (incorporated by reference from Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

   4.3 Hershey Foods Corporation 2001 Nonqualified Stock Option Agreement with Richard H. Lenny (incorporated by reference from Exhibit A-2 to
          Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2001).

   4.4 Stockholder Protection Rights Agreement between Hershey Foods Corporation and Mellon Investor Services LLC, as Rights Agent, dated December 14, 2000 (incorporated by reference from Exhibit 4.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

   5.1 Opinion of Robert M. Reese regarding the legality of the Common Stock, par value $1.00 per share, to be issued upon exercise of options issued under the Agreement.

  23.1    Consent of Andersen LLP.

  23.2    Consent of Robert M. Reese (included in Exhibit 5.1)

  24.1 Powers of Attorney (included on the signature pages of the Registration Statement).